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                                                                    EXHIBIT 99.1






                             Kathleen S. Dvorak
                             Senior Vice President and
                             Chief Financial Officer
                                      or
                             Randall W. Larrimore
                             President and Chief Executive Officer
                             United Stationers Inc.
                             (847) 699-5000

                             FOR IMMEDIATE RELEASE


               UNITED STATIONERS PROVIDES THIRD QUARTER GUIDANCE;
             ANNOUNCES RESTRUCTURING PLAN AND CHANGE IN CFO POSITION


         DES PLAINES, Ill., Oct. 3, 2001 -- United Stationers Inc. (NASDAQ:
USTR) today reported preliminary sales and earnings for the three months ended September 30, 2001. The company also announced that its board of directors has approved a restructuring plan. In addition, Kathleen S. Dvorak has been named senior vice president and chief financial officer, replacing Timothy J. Feeheley.

PRELIMINARY THIRD QUARTER RESULTS

         Preliminary sales for the third quarter ended September 30, 2001, are expected to be in the range of $950 million to $960 million, compared with $1.0 billion in the third quarter of 2000. The lower sales results reflect weakness in the economy, the impact of the tragic events of September 11th which created additional uncertainty about future economic growth, and the sale of Positive ID (the company's bar code scanning equipment division) in July 2001. This decline affected all business lines in all geographic regions.

         The company will record a pre-tax restructuring charge of approximately $52 million in the third quarter ended September 30, 2001. There will be two components to the charge: a $34 million cash charge and an $18 million non-cash charge. As a result, United Stationers now plans to report a loss per share for the third quarter in the range of $0.26 to $0.29. Excluding the restructuring charge of approximately $0.92 per share, earnings per share are expected to be in the range of $0.63 to $0.66, compared with $0.76 in the third quarter of 2000. The third quarter of 2001 will include severance expense of approximately $3.1 million, or $0.05 per share, that is not directly related to the restructuring and an estimated loss before interest and taxes related to THE ORDER PEOPLE of approximately $4 million, or $0.07 per share, compared with the $5.6 million loss from the second quarter of 2001. For the three months ending December 31, 2001, the loss before interest and taxes related to THE ORDER PEOPLE is expected to be approximately $3 million.

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United Stationers Provides Third Quarter Guidance
Announces Restructuring Plan and Change in CFO Position
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RESTRUCTURING PLAN

         The restructuring plan was approved by the board of directors late in the third quarter. This plan includes reducing THE ORDER PEOPLE'S expense base, as well as a company-wide restructuring, including a workforce reduction, facility rationalization and systems integration. Beginning in 2003, the plan is expected to produce ongoing pre-tax cost savings of approximately $40 million annually with additional benefits in subsequent years and a 300 basis point improvement in return on invested capital.

         In addition to the third quarter charge, the company estimates that the cost of implementing the restructuring plan (primarily charges related to relocating inventory and accelerating depreciation of certain capital assets) will be approximately $6.7 million, of which about $1.6 million will be recorded in the fourth quarter ending December 31, 2001. The balance of the charges will be incurred as the restructuring plan rolls out.

         "As part of its restructuring plan, the company will be eliminating layers of management and creating an organizational structure that will push decision-making even closer to the customer," said Randall W. Larrimore, president and chief executive officer. "In addition, United Stationers has initiated a search for a chief operating officer who will drive synergies across business units, lead our growth initiatives, and champion our continuing focus on customer service."

         "We are working diligently to further align our costs with current business conditions. With the sales downturn resulting from the current macroeconomic conditions and uncertainty concerning the exact timing as to when we will realize savings from the restructuring plan, it is difficult for us to provide guidance on the fourth quarter. However, our aggressive restructuring efforts will position United Stationers for solid earnings growth in 2002 and beyond. While we are working to strengthen our competitive position, increase efficiencies, and improve return on invested capital, we are committed to maintaining the highest levels of customer service," continued Larrimore.

DVORAK NAMED CFO

         "With regret I accepted the resignation of Tim Feeheley, our recently appointed chief financial officer and chairman of Lagasse," Larrimore added. "After holding these positions for a short time, Tim realized he preferred the operational to the financial side of the business, and will be leaving United Stationers to pursue other opportunities. He has our thanks for his contributions and our best wishes. We continue to have strong leadership at Lagasse, our fastest growing operation, under its current president, Steve Schultz."

         "We are fortunate to be able to promote Kathy Dvorak to senior vice president and chief financial officer," Larrimore continued. "Her background in finance, experience in communicating with investors and financial institutions, and 19 years at United Stationers give Kathy the depth and breadth of experience and continuity we need in this position."


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         Dvorak, 45, has been senior vice president, investor relations and financial administration, and assistant secretary since 2000. In this capacity, she served as United Stationers' liaison with the financial community and was responsible for various financial functions. For the three years prior to this, Dvorak was vice president, investor relations, and assistant secretary. She has held a number of financial posts since joining the company in 1982. Dvorak received her B.A. from Northern Illinois University and her M.B.A. from DePaul University. Dvorak, her husband and two children, live in a western Chicago suburb.

SHARE REPURCHASE

         The board of directors has reinstated a previously authorized share repurchase program of up to $50 million of the company's common stock. The company has used approximately $26 million of the funds available under the authorization. Purchases will be made from time-to-time in the open market or in privately negotiated transactions. The company currently has 33.9 million shares outstanding.

         "We continuously evaluate the best use of our capital," Larrimore said. "Given the company's strong free cash flow, we believe our stock is an extremely attractive investment."

PRE-RECORDED MESSAGE

         A pre-recorded message commenting on today's release will be available on Thursday, October 4 at 8:00 a.m. CDT through midnight on Monday, October 8. To listen to the message, United States/Canada participants should dial (800) 642-1687 and International/local participants can call (706) 645-9291. The Conference ID number is 1996986.

THIRD QUARTER CONFERENCE CALL

         United Stationers will report its financial results for the third quarter ended September 30, 2001 on Monday, October 29. This will be followed by a conference call with a question and answer session on Tuesday, October 30 at 9:00 a.m. CST to provide further details of its restructuring plan and to discuss third quarter performance. To listen to the conference call, visit the investor relations section of the company's Website at WWW.UNITEDSTATIONERS.COM at least 15 minutes before the call, and follow the instructions provided to ensure that the necessary audio application is downloaded and installed. This program is provided at no charge to the user. In addition, interested parties can access an archived version of the call, which also will be located on the investor relations section of United Stationers' Website, about two hours after the call ends and for the following week.

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FORWARD-LOOKING STATEMENTS

         With the exception of statements about historical matters, the information presented in this news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not guarantees of future performance or events, and they involve a number of risks, uncertainties and assumptions. These include, but are not limited to, uncertainties related to the restructuring plan, the company's ability to realize the expected cost savings and the timing of those savings related to facility closures and other restructuring initiatives, and the company's ability to streamline its organization and operations, implement its cost-cutting initiatives, quickly reduce expenses associated with THE ORDER PEOPLE, operate in a highly competitive environment, rely on key management personnel, anticipate changes in end-users' traditional demands for business products, and rely on certain key suppliers and the fluctuations in their pricing and respond to economic conditions. A description of these and other factors that could affect the company's business are included in certain of United's filings with the Securities and Exchange Commission.

COMPANY OVERVIEW

         United Stationers Inc., with trailing 12 months sales of $4.0 billion, is North America's largest distributor of business products and a provider of marketing and logistics services to resellers. Its integrated computer-based distribution system makes more than 40,000 items available to 20,000 resellers. United is able to ship products within 24 hours of order placement because of its 38 United Stationers Supply Co. regional distribution centers, 25 Lagasse distribution centers that serve the janitorial and sanitation industry, six Azerty distribution centers that serve computer supply resellers, two distribution centers that serve the Canadian marketplace and a distribution center primarily serving clients of THE ORDER PEOPLE. Its focus on fulfillment excellence has given the company a 98% order fill rate, a 99.5% order accuracy rate, and a 99% on-time delivery rate. For more information, visit WWW.UNITEDSTATIONERS.COM.

         The company's common stock trades on the Nasdaq National Market System under the symbol USTR and is included in the S&P SmallCap 600 Index.


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